EXHIBIT 99.4

Consent of Independent Registered Public Accounting Firm

The Board of Directors

The Estée Lauder Companies Inc.:

We consent to the incorporation by reference in the Registration Statements Numbers 33-99554, 333-39237, 333-49606, 333-66851, 333-72684, 333-72650 and 333-126820 on Form S-8 and Numbers 333-57520 and 333-104133 on Form S-3 of The Estée Lauder Companies Inc. of our report dated August 23, 2005, except for Note 20, which is as of January 25, 2006, relating to the consolidated balance sheets of The Estée Lauder Companies Inc. and subsidiaries as of June 30, 2005 and 2004 and the related consolidated statements of earnings, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended June 30, 2005 and the related financial statement schedule, and our report dated August 23, 2005 relating to management’s assessment of the effectiveness of internal control over financial reporting as of June 30, 2005 and the effectiveness of internal control over financial reporting as of June 30, 2005, which reports appear in the current report on Form 8-K of The Estée Lauder Companies Inc. filed with the Securities and Exchange Commission on February 3, 2006.

Our report relating to the consolidated balance sheets of The Estée Lauder Companies Inc. and subsidiaries as of June 30, 2005 and 2004 and the related consolidated statements of earnings, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended June 30, 2005 and related financial statement schedule dated August 23, 2005, except for Note 20, which is as of January 25, 2006, refers to the adoption of the provisions of Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity,” effective July 1, 2003.

/s/ KPMG LLP

New York, New York
February 3, 2006